Exhibit 99

                             N E W S   R E L E A S E
                             -----------------------

FOR IMMEDIATE RELEASE                                           October 12, 2004

Contact:
R. E. Coffman, Jr.       or  David G. Ratz                     RobRoy Walters
President & CEO              Executive Vice President & COO    Executive Vice President & CFO
Oak Hill Financial, Inc.                                       Lawrence Financial Holdings, Inc.
14621 SR 93                                                    311 S. Fifth St.
Jackson, OH 45640                                              Ironton, OH 45638
(740) 286-3283                                                 (740) 532-0263

         Oak Hill Financial, Inc. and Lawrence Financial Holdings, Inc.
                        Sign Definitive Merger Agreement

Jackson and Ironton, Ohio - Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) and Lawrence Financial Holdings, Inc. (OTC: LWFH) jointly announced today the signing of a definitive agreement to merge Lawrence Financial with and into Oak Hill.

Under the terms of the agreement, stockholders of Lawrence Financial will be entitled to elect to receive, in exchange for each share of Lawrence Financial common stock held, either $23.75 in cash or an equivalent amount in shares of Oak Hill common stock (based upon the average of the last sales price of Oak Hill common stock for the 20 most recent full trading days ending at the close of trading four business days prior to the merger), or a combination thereof. This is subject to certain allocation and pro rata mechanisms as part of the election process. In total, between 50.0% and 52.0% of Lawrence Financial common shares will be exchanged for Oak Hill common shares and, accordingly, between 48.0% and 50.0% of Lawrence Financial common shares will be exchanged for cash. To the extent that Oak Hill common shares are received, the exchange is expected to qualify as a tax-free acquisition to Lawrence Financial stockholders. The estimated total value of the proposed transaction is $16.0 million.

The merger is  expected to be  completed  in the first  quarter of 2005  pending
Lawrence  Financial  stockholder  approval,   regulatory  approval,   and  other
customary conditions of closing.

Lawrence Financial President and CEO Jack L. Blair stated that the merger will provide significant benefits to Lawrence Financial's stockholders, customers, and employees. "Joining forces with a larger, growing organization will enhance liquidity for our stockholders, enable us to offer a much broader line of banking services, and create more career opportunities for our employees," Blair stated. "Oak Hill is one of the premier community banking companies in Ohio. They have an outstanding record of performance and an excellent history of growth and service to their customers and local communities."

R. E. Coffman, Jr., President and CEO of Oak Hill Financial, stated, "This will be a great partnership. We are very impressed with the way the people at Lawrence Financial have operated their bank. They have an excellent track record in their market. This merger is an exciting growth opportunity for both of our organizations."

Coffman added that a key benefit of the merger is the geographic fit between the Southern Ohio market areas served by the two banks. "Lawrence Financial's primary market is Lawrence County and they also have one office in Scioto County," said Coffman. "We have one branch that we recently opened in Lawrence County and we were looking to expand there, and we have three established branches in Scioto

County, so there are strong synergies. With the merger, we will be number two in market share in Lawrence County and significantly improve our position in Scioto County."

Coffman added, "We expect the merger with Lawrence Financial to be as much as 3% accretive to earnings per share in 2005 and over 5% accretive in 2006 and beyond."

At June 30, 2004, Oak Hill Financial had total assets of $980.8 million, net loans of $845.9 million, deposits of $779.9 million, and stockholders' equity of $81.2 million. At the same date, Lawrence Financial had total assets of $125.0 million, net loans of $83.4 million, deposits of $110.7 million, and stockholders' equity of $13.7 million. Pursuant to the merger negotiations, Lawrence Financial has entered into separate agreements to sell various loans that do not fit Oak Hill Financial's lending profile. The estimated current amount of the loans to be sold is $11.9 million.

On October 9, 2004, Oak Hill Financial completed its previously announced merger with Ripley National Bank of Ripley, Ohio. The Ripley merger brings $52.2 million in assets, $39.5 million in net loans, and $47.2 million in deposits to Oak Hill's balance sheet. The price to book value of the Ripley transaction was 134%.

Keefe, Bruyette, and Woods is serving as Lawrence Financial's financial advisor and RP Financial, Inc. assisted Oak Hill Financial in connection with this transaction. Porter, Wright, Morris & Arthur LLP represented Oak Hill Financial, while Muldoon Murphy Faucette & Aguggia LLP represented Lawrence Financial.

About Oak Hill Financial
------------------------

Oak Hill Financial is a financial holding company headquartered in Jackson, Ohio. Its banking affiliate, Oak Hill Banks, operates 29 full-service branches and four loan production offices in 15 counties in southern and central Ohio. Oak Hill also owns Action Finance, a consumer finance company with six offices in the same region; Oak Hill Financial Insurance Agency, Inc, which specializes in employee benefits; and 49% of Oak Hill Title Agency LLC.

About Lawrence Financial
------------------------

Lawrence Financial is a savings and loan holding company headquartered in Ironton, Ohio. Its subsidiary, Lawrence Federal Savings Bank, operates five banking offices in Lawrence County, which is in the Ohio portion of the Huntington-Ashland MSA, and Scioto County.

               Oak Hill Financial/Lawrence Financial Corp. Merger
                               Summary Fact Sheet

Agreement Date             October 12, 2004
--------------

Deal Structure & Terms    Definitive agreement signed
----------------------
                          Due diligence completed

                          Agreement terminates if the merger is not completed by September 1, 2005

                          $500,000 break-up fee

                          48.0% to 50.0% of the common shares of Lawrence Financial will be purchased in cash for $23.75 per share. The remaining shares will be exchanged for common shares of Oak Hill Financial, with the exchange ratio to be equal to $23.75 divided by the average of the last sales price of Oak Hill common for the 20 most recent full trading days in which the shares are traded on the Nasdaq NMS ending at the close of trading four business days prior to the effective date of merger.

Timing                    Subject to normal regulatory  approval and stockholder
------                    approval by Lawrence  Financial.  Closing  expected by
                          March 31, 2005.

Pricing                   Purchase price per share                       $23.75
-------                   Estimated price to book value(1)                  142%
                          Estimated Oak Hill shares to be
                            issued (000)(2)                           213 - 222
                          Estimated transaction value             $16.0 million

                          (1) Based on Lawrence Federal's current book value adjusted for the anticipated loan sale.

                          (2) Based on OAKF's closing price of $36.17 on 10/12/04

Transaction Rationale
---------------------

*     Logical contiguous expansion into complementary market area.

*     Lawrence  Financial  has a strong 21.0%  deposit  market share in Lawrence
      County.

* Oak Hill will have the opportunity to enhance Lawrence Financial's net interest margin and noninterest income.

* Growth potential within Lawrence Financial's existing customer base, which represents a built-in market for Oak Hill's broader product line.

* Potential for generating commercial and commercial real estate loans within the Huntington-Ashland MSA.

Other
-----

Prior to the signing of the definitive merger agreement, there was no material relationship between Oak Hill Financial and Lawrence Financial Holdings or any of their affiliates.

Forward-Looking Statements
--------------------------

This release contains certain forward-looking statements about the proposed merger of Oak Hill Financial and Lawrence Financial, which are subject to numerous assumptions, risks and uncertainties. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Actual results could differ materially from those contained or implied by such statements for a variety of factors including: delays in completing the merger, the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; Lawrence Financial's stockholders may not approve the merger; difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Oak Hill Financial and Lawrence Financial, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Oak Hill Financial and Lawrence Financial are engaged, and changes in the securities markets. All forward-looking statements included in this release are based on information available at the time of the release. Neither Oak Hill Financial nor Lawrence Financial assume any obligation to update any forward looking statement

Additional Information About the Merger and Where to Find It
------------------------------------------------------------

Oak Hill Financial and Lawrence Financial will be filing relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4, which will include a proxy statement/prospectus. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Oak Hill Financial and Lawrence Financial at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Oak Hill Financial will be available free of charge from the Corporate Secretary of Oak Hill Financial at 14621 SR 93, Jackson, Ohio 45640, telephone 740-286-3283, or from the Chief Financial Officer of Lawrence Financial Holdings at 311 S. Fifth St., Ironton, Ohio, telephone 740-532-0263.

Stockholders and investors are urged to read the proxy statement/prospectus, and other relevant documents filed with the Securities and Exchange Commission regarding the transaction, because they will contain important information about Oak Hill Financial, Lawrence Financial, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters.

Lawrence Financial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lawrence Financial's stockholders to approve the merger. Information about the directors and executive officers of Lawrence Financial and their ownership of Lawrence Financial common stock is set forth in Lawrence Financial's proxy statement as filed with the SEC on April 8, 2004. Additional information about the interests of those persons in the merger may be obtained from the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.